UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 24, 2008
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On June 24, 2008 a Stipulation and Agreement of Settlement Between All Parties was filed in the United States District Court for the District of Massachusetts in the In Re Brooks Automation, Inc. Securities Litigation, pursuant to which the parties proposed a final settlement of that class action litigation. The terms of the settlement, which includes no admission of liability or wrongdoing by Brooks Automation, Inc. (“Brooks” or the “Company”), provide for a full and complete release of all claims in the litigation and a payment of $7.75 million to be paid into a settlement fund, pending final documentation and approval by the Court of a plan of distribution. The $7.75 million will be paid by the Company’s liability insurers and will not have a material effect on Brooks’ financial results.
At such time as it is approved, the settlement will provide a full release of Brooks and the other named defendants in connection with the allegations raised in the class action, and it will resolve all class action litigation pending against the Company and against present and former officers and directors of the Company.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press release issued on June 24, 2008, by Brooks Automation, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: June 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on June 24, 2008.